                                                                     Exhibit 3.1

             [Letterhead of Paul, Hastings, Janofsky & Walker LLP]


                                February 2, 2001



Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104

ING Funds Distributor, Inc.
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

ING Mutual Funds Management Co. LLC
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

       Re:  Schwab Trusts, Schwab Ten Trust, 2001 Series A
            ----------------------------------------------

Dear Sirs:

       We have acted as special counsel for Charles Schwab & Co., Inc. and ING Funds Distributor, Inc., as Depositors, Sponsors and Principal Underwriters (collectively, the "Depositors") and ING Mutual Funds Management Co. LLC, as Portfolio Supervisor (the "Portfolio Supervisor") of Schwab Trusts, Schwab Ten Trust, 2001 Series A (the "Trust") in connection with the issuance by the Trust of units of fractional undivided interest (the "Units") in the Trust. Pursuant to the Trust Agreements referred to below, the Depositors have transferred to the Trust certain securities and contracts to purchase certain securities together with an irrevocable letter of credit to be held by the

Charles Schwab & Co., Inc.
ING Funds Distributor, Inc.
ING Mutual Funds Management Co. LLC
February 2, 2001



Trustee upon the terms and conditions set forth in the Trust Agreements. (All securities to be acquired by the Trust are collectively referred to as the "Securities").

       In connection with our representation, we have examined copies of the following documents relating to the creation of the Trust and the issuance and sale of the Units: (a) the Trust Indenture and Agreement and related Reference Trust Agreement, each of even date herewith, relating to the Trust (collectively the "Trust Agreements") among the Depositors, the Portfolio Supervisor, and The Bank of New York, as Trustee; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (Registration No. 333-52596) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and all Amendments thereto (said Registration Statement, as amended by said Amendment(s) being herein called the "Registration Statement"); (d) the proposed form of final Prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission this day; (e) resolutions of the Board of Directors of ING Funds Distributor, Inc. and of the Board of Directors of Charles Schwab & Co., Inc. authorizing the execution and delivery by the Depositors of the Trust Agreements and the consummation of the transactions contemplated thereby; (f) the Articles of Incorporation, Articles of Amendment and Bylaws of ING Funds Distributor, Inc.; (g) the Restated Articles of Incorporation, the Certificate of Amendment of Articles of Incorporation and the Amended and Restated Bylaws of Charles Schwab & Co., Inc.; (h) resolutions of the sole member of ING Mutual Funds Management Co. LLC authorizing the execution and delivery by the Portfolio Supervisor of the Trust Agreements and the consummation of the transactions contemplated thereby; (i) the Certificate of Formation, the Certificate of Correction and Limited Liability Company Agreement of ING Mutual Funds Management Co. LLC; (j) a certificate of an authorized officer of ING Mutual Funds Management Co. LLC with respect to certain factual matters contained therein; and (k) a certificate of an authorized officer of ING Funds Distributor, Inc. with respect to certain factual matters contained therein.

       We have examined the Order of Exemption from certain provisions of Sections 11(a) and 11(c) of the 1940 Act, filed on behalf of Reich & Tang Distributors L.P.(the predecessor to Reich & Tang Distributors, Inc.); Equity Securities Trust (Series 1, Signature Series and Subsequent Series), Mortgage Securities Trust (CMO Series 1 and Subsequent Series), Municipal Securities Trust, Series 1 (and Subsequent Series) (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series and 5th Discount Series and Subsequent Series)); New York Municipal Trust (Series 1 and Subsequent Series); and A Corporate Trust (Series 1 and Subsequent Series) granted on October 9, 1996. In addition, we have examined the Order of Exemption from certain provisions of Sections 2(a)(32), 2(a)(35), 22(d) and 26(a)(2) of the 1940 Act and Rule 22C-1
thereunder, filed on

Charles Schwab & Co., Inc.
ING Funds Distributor, Inc.
ING Mutual Funds Management Co. LLC
February 2, 2001



behalf of Reich & Tang Distributors L.P.; Equity Securities Trust; Mortgage Securities Trust; Municipal Securities Trust (including Insured Municipal Securities Trust); New York Municipal Trust; A Corporate Trust; Schwab Trusts; and all presently outstanding and subsequently issued series of these trusts and all subsequently issued series of unit investment trusts sponsored by Reich & Tang Distributors L.P. granted on October 29, 1997. Further, we have examined a no-action letter from the Commission permitting ING Funds Distributor, Inc. to rely upon the Orders of Exemption described above.

       We have not reviewed the financial statements, compilation of the Securities held by the Trust, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

       In addition, we have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

       Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

       We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal, Iowa and Delaware corporate law.

       Based exclusively on the foregoing, we are of the opinion that under existing law:

       (1) The Trust Agreements have been duly authorized and entered into by an authorized officer of each of the Depositors and the Portfolio Supervisor and is a valid and binding obligation of the Depositors and the Portfolio Supervisor in accordance with their respective terms.

       (2) The registration of the Units on the registration books of the Trust by the Trustee has been duly authorized by the Depositors in accordance with the provisions of the Trust Agreements and issued for the consideration contemplated therein, will constitute fractional undivided interests in the Trust, will be entitled to the benefits of the Trust Agreements, and will conform in all material

Charles Schwab & Co., Inc.
ING Funds Distributor, Inc.
ING Mutual Funds Management Co. LLC
February 2, 2001



respects to the description thereof contained in the Prospectus. Upon payment of the consideration for the Units as provided in the Trust Agreements and the Registration Statement, the Units will be fully paid and non-assessable by the Trust.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions". We authorize you to deliver copies of this opinion to the Trustee and the Trustee may rely on this opinion as fully and to the same extent as if it had been addressed to it.

       This opinion is intended solely for the benefit of the addressees and the Trustee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                Very truly yours,



                                /s/ Paul, Hastings, Janofsky & Walker LLP
                                -----------------------------------------
                                Paul, Hastings, Janofsky & Walker LLP